                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                 (as Amended)
                                      OF
                                MDT CORPORATION,
                            a Delaware corporation

                                   ARTICLE I
                                    OFFICES
                                    -------

          The principal office of this corporation shall be located in Torrance, Los Angeles County, State of California. The corporation may have such other offices, in the United States and elsewhere, as the business of the corporation may require from time to time. The registered office of the corporation required by the General Corporation Law of the State of Delaware to be maintained in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801.

                                  ARTICLE II
                                 STOCKHOLDERS
                                 ------------

          Section 1.  Time of annual meeting.  The annual meeting of the
                      ----------------------
stockholders shall be held on the third Friday of July of each year, beginning with the year 1988, at the hour of 1:00 o'clock P.M., or such other date and time as shall be designated in a resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated in the manner provided above for any annual meeting of stockholders or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as conveniently may be arranged.

          Section 2.  Place of annual meeting.  The Board of Directors may
                      -----------------------
designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at the meeting may designate any place, either within or without the State of Delaware, as the place for holding such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation at Torrance, California.

          Section 3.  Special meetings.  Special meetings of the stockholders
                      ----------------
for any purpose or purposes may be called by the Chairman and the President, acting together, or any number of stockholders whose holdings shall be 25% or more of the outstanding common stock of the corporation.

          Section 4.  Notice of annual and special meetings.  Written or printed
                      -------------------------------------
notice stating the date, hour, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed such notice shall be deemed to be delivered when deposited in the United States mails with postage thereon prepaid, addressed to the stockholder at his address as it appears in the stock transfer record of the corporation.

          Section 5.  Stockholder record date.  For the purpose of determining
                      -----------------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or stockholders entitled to the payment of any dividends or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than 10 and not more than 60 days prior to the date on which a particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof.

          Section 6.  Stockholder list. The Chairman or the President and the
                      ----------------
Secretary of the corporation shall make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list for a period of 10 days prior to such meeting shall be kept on file at the principal office of the corporation in Torrance, California, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the whole time of the meeting. The stock transfer record shall be prima facie evidence as to the stockholders entitled to examine such list or stock transfer record or to vote at any meeting of the stockholders.

          Section 7.  Quorum.  A majority of outstanding shares of the
                      ------
corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at the meeting, the majority of the shares so represented may adjourn the meeting from time to time without further notice, and at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares of stock, represented in person or by proxy, present at a meeting at which a quorum is present shall be the act of the meeting.

          Section 8.  Proxies.  At all meetings stockholders may vote by proxy
                      -------
executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Chairman, the President, or the Secretary of the corporation before or at the time of the meeting.

          Section 9.  Voting.  Each outstanding share entitled to vote shall be
                      ------
entitled to one vote upon each matter submitted to a vote at any meeting of stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for each director to be elected. Cumulative voting shall not be permitted.

          Section 10.  Voting of shares by certain holders.  Shares outstanding
                       -----------------------------------
in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares of the corporation's own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total outstanding shares at any given time.

                                  ARTICLE III
                              BOARD OF DIRECTORS
                              ------------------

          Section 1.  Responsibility.  The business of the corporation shall be
                      --------------
the responsibility of the Board of Directors.

          Section 2.  Number, tenure and qualifications.  The number of the
                      ---------------------------------
Board of Directors shall be nine. Each director shall hold office until the next annual meeting of the stockholders or until his successor shall be elected. Directors need not be residents of the State of Delaware nor stockholders of the corporation.

          Section 3.  Meetings.  Meetings of the Board of Directors may be
                      --------
called by or at the request of the Chairman or the President or by a majority of the directors. The person or persons authorized to call such meetings may fix any place within or without the State of Delaware as the place for holding any meeting of the Board of Directors called by him or them. Unless otherwise provided in such notice, meetings of the Board of Directors shall be held at the principal office of the corporation in Torrance, California. A meeting of the Board of Directors for the purpose of electing officers of the corporation shall be held each year immediately after the adjournment of the annual stockholders' meeting. No notice of such meeting need be given. Other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine.

          Section 4.  Notice.  Notice of any meeting of the Board of Directors
                      ------
shall be given at least ten days previously thereto by written notice delivered personally or mailed to each director's business address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any meeting of the Board of directors need be specified in the notice or waiver of notice of such meeting.

          Section 5.  Quorum.  A majority of the Board of Directors shall
                      ------
constitute a quorum for the transaction of business at any meeting thereof. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

          Section 6.  Vacancy.  Whenever any vacancy shall occur in the Board of
                      -------
Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders.

          Section 7.  Compensation.  By resolution of the Board of Directors,
                      ------------
each director may be paid his expenses of attendance at each meeting of the Board of Directors, and each director who is not a fulltime employee of the corporation or of one or more of its subsidiaries or of both, may be paid a fixed sum for attendance at each meeting of the Board of Directors.

                                  ARTICLE IV
                                   OFFICERS
                                   --------

          Section 1.  Identity.  The officers of the corporation shall be a
                      --------
Chairman, a President, and one or more Vice Presidents, the number thereof to be determined by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except that one person may not be at the same time President and Secretary.

          Section 2.  Election and term of office.  The officers of the
                      ---------------------------
corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his successor shall have been duly elected, or until his death, or until he shall resign, or until he shall have been removed.

          Section 3.  Removal.  Any officer elected or appointed by the Board of
                      -------
Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights of any person so removed.

          Section 4.  Vacancies.  Any vacancy in any office because of death,
                      ---------
resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

          Section 5.  Chairman.  The duties of the Chairman shall be to preside
                      --------
at all meetings of the stockholders and of the Board of Directors. He shall function in place of the President in the absence or disability of the President.

          Section 6.  President.  The president shall be the chief executive
                      ---------
officer. He shall supervise and control all operations of the corporation. All Vice-Presidents shall report directly to him in connection with the operations of the corporation. He shall function in place of the Chairman in the absence or disability of the Chairman.

          Section 7.  Vice-Presidents.  In the absence of the Chairman and the
                      ---------------
President or in the event of their death or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election or later, shall perform the duties of the Chairman and the President, and when so acting shall have all powers and be subject to all restrictions of the

Chairman and the President. Any Vice-President shall perform such other duties as from time to time are assigned him by the Chairman or the President.

          Section 8.  Secretary.  The Secretary shall keep the minutes of the
                      ---------
stockholders' and the Board of Directors' meetings in one or more books provided for that purpose (unless another person is charged with such responsibilities by the Board of Directors); insure that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and the seal of the corporation and determine that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; keep a record of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; sign with the Chairman or the President certificates for shares of the corporation issued or to be issued as authorized by the Board of Directors; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or the President.

          Section 9.  Treasurer.  If required by the Board of Directors the
                      ---------
Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation, deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with Article V of these by-laws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman or the President.

          Section 10.  Assistant Secretaries and Assistant Treasurers.  The
                       ----------------------------------------------
Assistant Secretaries may sign with the Chairman or the President certificates for shares of the corporation and attest to such other documents of the corporation as may have been authorized by resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bond for the faithful discharge of their duties in such sums and with such surety or sureties as the Board of Directors may determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman or the President.

          Section 11.  Compensation.  The salaries of the officers shall be
                       ------------
fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

          Section 1.  Contracts.  The Board of Directors may authorize or
                      ---------
approve any officer or officers, or agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation and such authority or approval may be general or confined to specific instances.

          Section 2.  Loans.  No loan shall be contracted on behalf of the
                      -----
corporation and no evidence of indebtedness shall be issued in its name in excess of $100,000 unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3.  Checks and drafts.  All checks, drafts, or other orders
                      -----------------
for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation, and in such manner, as shall be from time to time determined by resolution of the Board of Directors.

          Section 4.  Deposits.  All funds of the corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

          Section 1.  Certificates for shares.  Certificates representing shares
                      -----------------------
of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or the President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the stock transfer record of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

          Section 2.  Transfer of shares.  Transfer of shares of the corporation
                      ------------------
shall be made only on the stock transfer record of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Chairman or the President and the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  ARTICLE VII
                                  FISCAL YEAR
                                  -----------

          The fiscal year of the corporation shall begin on the first day of April and end on the thirty-first day of March in each year.

                                 ARTICLE VIII
                                   DIVIDENDS
                                   ---------

          The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  ARTICLE IX
                                     SEAL
                                     ----

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                                   ARTICLE X
                               WAIVER OF NOTICE
                               ----------------

          Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws, or under the provisions of the Certificate of Incorporation, or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.